Exhibit 99.2

2017 First Quarter Financial Review April 26, 2017 Matt Kaplan, President and Chief Executive Officer Randy Nebel, Executive Vice President of Integrated Packaging Andrea K. Tarbox, Executive Vice President and CFO

Forward-looking Statements The information in this presentation and statements made during this presentation may contain certain forward-looking statements within the meaning of federal securities laws. These statements reflect management’s expectations regarding future events and operating performance. Risk Factors These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, any forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports. The Company disclaims any obligation to revise or update such statements to reflect the occurrence of events after the date of this presentation. Non-GAAP Financial Measures This presentation refers to non-U.S. GAAP financial information. A reconciliation of non-U.S. GAAP to U.S. GAAP financial measures is available at the end of the press release and on the company’s website at KapStonepaper.com under Investors. Forward-Looking Statements 2

First Quarter Financial Summary (1) Percentage change calculations made using unrounded source financials (2) Excludes non-cash stock compensation and changes in contingent consideration, and acquisition, integration, severance expenses, union contract ratification costs and other charges. Net of accumulated tax adjustments for Adjusted Net Income 3 ($ in Millions, except per share) Q1 2017 Q1 2016 Inc/(Dec)(1) Q4 2016 Inc/(Dec)(1) Net Sales $766 $738 4% $777 (1%) EBITDA $66 $79 (16%) $84 (21%) Adj. EBITDA(2) $81 $88 (9%) $92 (12%) Net Income $6 $16 (63%) $18 (67%) Adj. Net Income(2) $15 $22 (32%) $23 (35%) Diluted EPS $0.06 $0.17 (65%) $0.19 (68%) Adj. Diluted EPS $0.15 $0.23 (35%) $0.24 (38%)

Q1 2017 Compared to Q1 2016 $3 $10  Price/mix was favorably impacted by higher average mill selling prices, up $23 per ton reflecting:  Higher prices of $5 million due to October containerboard and corrugated increases, higher export containerboard prices, and higher extensible kraft paper prices, partially offset by lower Durasorb prices  Favorable product mix of $9 million primarily reflects higher domestic containerboard, extensible kraft paper and Durasorb shipments Sales volume up 7,000 tons in Paper and Packaging segment. Distribution segment sales flat, but Adjusted EBITDA up on lower operating costs and higher margins Unfavorable productivity includes one less production day and higher freight and other operating costs   4 $ in Millions $ in Millions Favorable Price/Mix offset by OCC and Other Costs Net Sales $738$15$13$766 Adjusted EBITDA $14$2$1$11 $88$81

Q1 2017 Compared to Q4 2016 $7 $18 $6 $81  Price/mix was favorably impacted by higher average mill selling prices, up $31 per ton reflecting:  Higher prices due to October containerboard and corrugated increases and higher export containerboard prices. Extensible kraft paper prices up $50 per ton Favorable mix primarily reflecting lower export containerboard shipments (-19,000 tons)   Distribution segment sales down $18 million due to seasonality resulting in $7 million of lower Adjusted EBITDA Unfavorable productivity includes $4 million for two less mill production days and higher operating costs, partially offset by $6 million for Q4 2016 Hurricane Matthew costs  5 $ in Millions $ in Millions Higher Prices offset by Seasonally Lower Volume, OCC and Other Costs Net Sales$19$30 $777$766 Adjusted EBITDA $92$3$5$8

Cash Flows  For Q1 2017 cash flow from operations decreased $26 million YOY primarily due to higher income tax payments ($12 million refund in 2016 compared to $21 million of payments in 2017) Capex of $39 million Net debt at March 31, 2017 - $1,523 million up $49 million from December 31, 2016     Payment of $34 million for API No principal payments due until 2019  Debt to EBITDA leverage ratio (per credit agreement)    3.99 times – March 31, 2017 3.82 times – December 31, 2016 3.69 times – March 31, 2016   No pension plan funding required in 2017 $10 million cash dividend paid in January 6 $ in Millions Q1 Operating Cash Flows $59 20172016 $33

Quarterly Key Performance Indicators 7 (1)Containerboard includes all domestic and export sales of linerboard and medium (2)Specialty paper includes Kraft paper, Durasorb, Kraftpak and roll pulp Sales and Production Average Mill Revenue per Ton $648$617$625 1Q 174Q 161Q 16 Tons Produced (000) 678685690 1Q 174Q 161Q 16 Mill External Shipments (000) 474504482 1Q 174Q 161Q 16 Paper and Packaging Product Mix (000 Tons) Containerboard and Corrugated Products(1) 435465 Specialty Paper(2) 264259258 1Q 174Q 161Q 16 1Q 174Q 161Q 16

Operations Highlights Distribution Segment 8 Performance has been consistent with expectations for profitability, cash flow and integration Net sales of $218 million for Q1 2017 were flat with prior year Higher prices due to pass thru of containerboard price increase off set by lower volume Adjusted EBITDA of $9 million for Q1 2017 was $1 million higher than prior year Higher margins and lower operating costs Q2 and Q3 seasonally strongest quarters for Victory Q2 2016 Adjusted EBITDA of $18 million Expect future opportunities to internalize Victory outside purchases

Market Update 9  Favorable pricing movements in most of our products  Domestic containerboard price increase - $50 per ton  Corrugated products – 10 to 12%  Export containerboard prices rising  Kraft paper - $30 per ton  Kraftpak - $30 per ton  Very strong industry operating rates  Low inventory levels  Growing box demand  OCC costs

Key Assumptions for Q2 2017 10  Partial realization of Q1 2017 price increase benefits versus Q1 should be:  Domestic containerboard and corrugated: Q2 - $8 million (Annualized - $95 million)  Export: Q2 - $2 million (Annualized - $13 million)  Kraft paper: Q2 - $4 million (Annualized - $13 million)  Kraftpak: Q2 - $1 million (Annualized - $4 million)  Improved mix due to higher box production and stronger domestic demand: Q2 - $2 million  Higher planned maintenance outages - $11 million higher than Q1 2017  Average fiber costs should be flat with Q1  New wood yards at Charleston and Roanoke Rapids starting in late Q2 2017  Restoration of certain salaried benefits curtailed in 2016  Q2 2017 versus Q1 2017 - $2 million  Full year 2017 - $20 million  One extra mill production day  Elimination of non-recurring Q1 costs - $3 million  Typically, Q2 and Q3 is seasonally strongest quarter for Victory  CAPEX  Q2 2017 - $30 million, Full year 2017 - $136 million  No pension plan funding required  Higher interest expense  Effective income tax rate of 34 percent. Cash income tax rate of 40 percent

Maintenance Outage Expense & Production Impact *The 13,600 ton impact includes 12,000 tons at Roanoke Rapids ** 15,700 ton impact mainly reflects 11,000 tons for a machine upgrade at Charleston 11 Financial Impact ($ in millions) Q1 Q2 Q3 Q4 Year 2015 Actual $ 8.6 $11.1 $4.4 $ 13.3 $ 37.4 2016 Actual $6.6 $19.0 $3.8 $3.2 $ 32.6 2017 Actual / Forecast $6.2 $17.3 $10.0 $8.0 $ 41.5 Lost Production Impact (Tons) Q1 Q2 Q3 Q4 Year 2015 Actual 2,000 10,400 2,400 16,900 31,700 2016 Actual 4,800 12,900 1,900 5,300 24,900 2017 Actual / Forecast 6,400 13,600* 15,700** 3,000 39,700